As filed with the Securities and Exchange Commission on February 6, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INDEPENDENT BANK CORP.
(Exact name of registrant as specified in its charter)

Massachusetts	04-2870273
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)
288 Union Street, Rockland, Massachusetts 02370
Telephone: (781) 878-6100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edward H. Seksay, Esq.
General Counsel
Independent Bank Corp.
288 Union Street, Rockland, Massachusetts 02370
Telephone: (781) 878-6100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Richard A. Schaberg, Esq.
Hogan & Hartson LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004
Telephone: (202) 637-5600
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum Offering	Proposed
Title of Each Class of Securities to be	Amount to be	Price	Maximum Aggregate	Amount of
Registered	Registered	Per Security	Offering Price	Registration Fee (1)
Fixed Rate Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share	78,158	$1,000 (1)	$78,158,000 (1)	$3,072
Warrant to Purchase Shares of Common Stock, par value $0.01 per share, and underlying shares of Common Stock (2)	481,664 (2)	$24.34 (3)	$11,723,702 (3)	$461
Total:			$89,881,702	$3,533

(1)	Calculated in accordance with Rule 457(a) and includes such additional number of shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends or similar transactions.

(2)	In addition to the Fixed Rate Cumulative Perpetual Preferred Stock, Series C, there are being registered hereunder (a) a warrant for the purchase of 481,664 shares of common stock with an initial per share exercise price of $24.34 per share, (b) the 481,664 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(3)	Calculated in accordance with Rule 457(g) with respect to the per share exercise price of the warrant of $24.34.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
Subject To Completion, Dated February 6, 2009
PROSPECTUS
INDEPENDENT BANK CORP.
78,158 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C
Warrant to Purchase 481,664 Shares of Common Stock
481,664 Shares of Common Stock

     This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the 78,158 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series C, or the Series C Preferred Stock, a warrant to purchase 481,664 shares of common stock, or the Warrant, and any shares of common stock issuable from time to time upon exercise of the Warrant. In this prospectus, we refer to the shares of Series C Preferred Stock, the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, as the securities. The Series C Preferred Stock and the Warrant were originally issued by us pursuant to the Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act.
     The registration of the offered securities does not necessarily mean that any of the securities will be offered or sold by the initial selling securityholder. Although we will incur expenses of approximately $36,533 in connection with the registration of these securities, we will not receive any proceeds if they are sold. The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.
     Our common stock is listed on the NASDAQ Global Select Market and trades on the exchange under the symbol “INDB.” On February 5, 2009, the last sale price of our common stock as reported on the NASDAQ Global Select Market was $18.26 per share. The Series C Preferred Stock is not listed on any securities exchange or included in any automated quotation system, and, unless requested by the initial selling securityholder, we do not intend to list the Series C Preferred Stock on any exchange.
     Our principal executive offices are located at 288 Union Street, Rockland, Massachusetts 02370, and our telephone number at that address is (781) 878-6100.

     Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 of this prospectus and the risk factors that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2007, for information that you should consider before purchasing the securities offered by this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents. The selling securityholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is                        , 2009.

i

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf process, the selling securityholders may, from time to time, sell the offered securities described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by one or more stockholders. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus.
     We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, with respect to the offered securities. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.
     You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
     As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our” and “the Company” mean, collectively, Independent Bank Corp. and its subsidiaries and their predecessors.
WHERE YOU CAN FIND MORE INFORMATION
     Independent Bank Corp. (“Independent”) is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we file many of our documents electronically with the SEC, and you may access those documents over the Internet. The SEC maintains a “web site” that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. Documents we have filed with the SEC are also available on our website at www.rocklandtrust.com. Except as expressly stated herein, information contained on our web site does not constitute a part of this prospectus and is not incorporated by reference herein.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” the information we file with it in this prospectus. This helps us disclose certain information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.
(a)	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on March 14, 2008;

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, filed with the SEC on May 9, 2008, August 7, 2008 and November 7, 2008, respectively;

(c)	Our Current Reports on Form 8-K filed with the SEC on January 17, 2008, January 22, 2008, February 21, 2008, February 27, 2008, March 3, 2008, March 20, 2008, April 25, 2008, May 6, 2008, May 7, 2008, May 9, 2008, June 19, 2008, July 21, 2008, July 25, 2008, September 2, 2008, September 17, 2008, September 18, 2008, September 29, 2008, October 27, 2008, November 10, 2008, November 12, 2008, November 21, 2008, December 9, 2008, December 11, 2008, December 16, 2008, January 12, 2009 and January 27, 2009 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

(d)	Our Registration Statement on Form S-4, filed with the SEC on December 5, 2008, as amended on January 12, 2009; and

(e)	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on January 21, 1986, and the description of our Renewal Rights Agreement dated as of September 14, 2000, as set forth on our Form 8-A dated October 23, 2000, including any amendment or report filed for the purpose of updating such description.
     All filings filed by Independent pursuant to the Exchange Act subsequent to the date hereof and prior to effectiveness of this registration statement shall be deemed to be incorporated in this registration statement and to be a part hereof from the date of filing of such documents or reports. In addition, all documents and reports filed by Independent subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
     You may obtain copies of these documents, other than exhibits, free of charge by contacting Edward H. Seksay, General Counsel, at our principal office, which is located at 288 Union Street, Rockland, Massachusetts 02370, or by telephone at (781) 982-6158.
CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS
     This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, forecasted demographic and economic trends relating to our industry and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimate,” “potential” or “continue,” or the negative of these terms or other comparable terminology. We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results may differ materially from those projected in these statements because of various factors, including those discussed in this prospectus under the caption “Risk Factors” and those discussed in our Securities and Exchange Commission reports on Forms 10-K, 10-Q and 8-K, which are incorporated by reference in this prospectus.
ABOUT THIS OFFERING
     The securities offered in this prospectus relate to the potential resale of all of the shares of Series C Preferred Stock, the Warrant to purchase 481,664 shares of our common stock and any shares of common stock issuable from time to time upon exercise of the Warrant. The securities were issued in a private placement on January 9, 2009 at an aggregate offering price of $78,158,000 to one “accredited investor,” as defined in the Securities Act. In connection with the private placement and pursuant to a registration rights agreement, we agreed, subject to certain limitations, to file this registration statement with the SEC within 30 calendar days after the closing of the private placement, and to use our reasonable best efforts to cause this registration statement to become effective as promptly as practicable after filing.

RISK FACTORS
     Before purchasing the securities offered by this prospectus you should carefully consider the risk factors relating to Independent incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2007, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described in the documents incorporated herein by reference.
USE OF PROCEEDS
     This prospectus relates to the securities that may be offered and sold from time to time by the selling securityholders who will receive all of the proceeds from the sale of the securities. Independent will not receive any of the proceeds from the sales of the securities by the selling securityholders. Most of the costs and expenses incurred in connection with the registration under the Securities Act of the offered securities will be paid by Independent. The selling securityholders will pay any brokerage fees and commissions, fees and disbursements of legal counsel for the selling securityholders, and share transfer and other taxes attributable to the sale of the offered securities.
DETERMINATION OF OFFERING PRICE
     This offering is being made solely to allow the selling securityholders to offer and sell the securities to the public. The selling securityholders may offer for resale some or all of their securities at the time and price that they choose. On any given day, the price per share of our common stock is likely to be based on the market price for our common stock, as quoted on the NASDAQ Global Select Market.
RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
     Our historical ratios of earnings to fixed charges for the periods indicated are set forth in the table below. No shares of preferred stock were outstanding during the periods presented and we did not pay any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges. The ratio of earnings to fixed charges is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges. For purposes of computing these ratios:
•	earnings consist of income before income taxes plus fixed charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases.

	Year Ended December 31,
	2003	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges
Including Interest on Deposits	2.39	2.21	1.95	1.72	1.58	1.50
Excluding Interest on Deposits	3.97	3.42	2.93	2.89	2.78	2.41
     For purposes of computing the ratios in the above table, earnings represent net income before taxes plus fixed charges. Fixed charges include all interest expense. These ratios are presented both including and excluding interest on deposits.

DESCRIPTION OF SERIES C PREFERRED STOCK
     The following is a brief description of the terms of the Series C Preferred Stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Restated Articles of Organization, or Articles of Organization, including the related Certificate of Designations with respect to the Series C Preferred Stock, copies of which have been filed with the SEC and are also available upon request from us.
General
     We have the authority to issue up to 1,000,000 shares of preferred stock, par value $0.01 per share. Of such number of shares of preferred stock, 78,158 shares have been designated as Series C Preferred Stock, all of which shares of Series C Preferred Stock were issued to the initial selling securityholder in a transaction exempt from the registration requirements of the Securities Act. The issued and outstanding shares of Series C Preferred Stock are validly issued, fully paid and nonassessable.
Dividends Payable on Shares of Series C Preferred Stock
     Holders of shares of Series C Preferred Stock are entitled to receive if, as and when declared by our board of directors or a duly authorized committee of the board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share on a liquidation preference of $1,000 per share of Series C Preferred Stock with respect to each dividend period from January 9, 2009 to, but excluding, February 15, 2014. From and after February 15, 2014, holders of shares of Series C Preferred Stock are entitled to receive cumulative cash dividends at a rate per annum of 9% per share on a liquidation preference of $1,000 per share of Series C Preferred Stock with respect to each dividend period thereafter.
     Dividends are payable quarterly in arrears on each February 15, May 15, August 15 and November 15, each a dividend payment date, starting with February 15, 2009. If any dividend payment date is not a business day, then the next business day will be the applicable dividend payment date, and no additional dividends will accrue as a result of the applicable postponement of the dividend payment date. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series C Preferred Stock are payable to holders of record of shares of Series C Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the board of directors or any duly authorized committee of the board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.
     If we determine not to pay any dividend or a full dividend with respect to the Series C Preferred Stock, we are required to provide written notice to the holders of shares of Series C Preferred Stock prior to the applicable dividend payment date.
     We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Massachusetts state laws relating to the payment of dividends.
Priority of Dividends
     With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series C Preferred Stock will rank:
•	senior to our common stock and all other equity securities designated as ranking junior to the Series C Preferred Stock, including our Series B Junior Participating Cumulative Preferred Stock; and

•	at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred Stock, or parity stock, with respect to the payment of dividends and distribution of assets upon any liquidation, dissolution or winding-up of Independent.
     So long as any shares of Series C Preferred Stock remain outstanding, unless all accrued and unpaid dividends for all prior dividend periods have been paid or are contemporaneously declared and paid in full, no dividend whatsoever shall be paid or declared on Independent’s common stock or other junior stock, other than a dividend payable solely in common stock. We and our subsidiaries also may not purchase, redeem or otherwise acquire for consideration any shares of our common stock or other junior stock unless we have paid in full all accrued dividends on the Series C Preferred Stock for all prior dividend periods, other than:
•	purchases, redemptions or other acquisitions of our common stock or other junior stock in connection with the administration of our employee benefit plans in the ordinary course of business and consistent with past practice, including purchases pursuant to a publicly announced repurchase plan up to the increase in diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation;

•	purchases or other acquisitions by a broker-dealer subsidiary of Independent solely for the purpose of market-making, stabilization or customer facilitation transactions in junior stock or parity stock in the ordinary course of its business;

•	purchases by a broker-dealer subsidiary of Independent of our capital stock for resale pursuant to an offering by Independent of such stock that is underwritten by such broker-dealer subsidiary;

•	any dividends or distributions of rights or junior stock in connection with any shareholders’ rights plan or any redemption or repurchases of rights pursuant to any shareholders’ rights plan;

•	acquisition by Independent or any of its subsidiaries of record ownership of junior stock or parity stock for the beneficial ownership of any other person who is not Independent or a subsidiary of Independent, including as trustee or custodian; and

•	the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before January 9, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.
     Until such time as the initial selling securityholder ceases to own any shares of Series C Preferred Stock, if we repurchase shares of Series C Preferred Stock from a holder who is not the initial selling securityholder, other than permitted repurchases, we must offer to repurchase a ratable portion of the Series C Preferred Stock then held by the initial selling securityholder.
     On any dividend payment date for which full dividends are not paid, or declared and funds set aside therefor, on the Series C Preferred Stock and any other parity stock, all dividends paid or declared for payment on that dividend payment date (or, with respect to parity stock with a different dividend payment date, on the applicable dividend date therefor falling within the dividend period and related to the dividend payment date for the Series C Preferred Stock), with respect to the Series C Preferred Stock and any other parity stock shall be declared ratably among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.
     Subject to the immediately preceding paragraph, such dividends (payable in cash, securities or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking junior to the Series C Preferred Stock from time to time out of any funds legally available for such payment, and the Series C Preferred Stock shall not be entitled to participate in any such dividend.

Redemption
     The Series C Preferred Stock may not be redeemed prior to February 15, 2012 unless we have received aggregate gross proceeds from one or more qualified equity offerings (as described below) equal to $19,539,500 which equals 25% of the aggregate liquidation amount of the Series C Preferred Stock on the date of issuance. In such a case, we may redeem the Series C Preferred Stock, subject to the approval of Federal Reserve Board, in whole or in part, upon notice as described below, up to a maximum amount equal to the aggregate net cash proceeds received by us from such qualified equity offerings. A “qualified equity offering” is a sale and issuance for cash by us, to persons other than Independent or its subsidiaries after January 9, 2009, of shares of perpetual preferred stock, common stock or a combination thereof, that in each case qualify as Tier 1 capital of Independent at the time of issuance under the applicable risk-based capital guidelines of the Federal Reserve Board (other than any such sales or issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008).
     After February 15, 2012, the Series C Preferred Stock may be redeemed at any time, subject to the approval of the Federal Reserve Board, in whole or in part, subject to notice as described below.
     In any redemption, the redemption price is an amount equal to the per share liquidation amount plus accrued and unpaid dividends to but excluding the date of redemption.
     The Series C Preferred Stock will not be subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series C Preferred Stock have no right to require the redemption or repurchase of the Series C Preferred Stock.
     If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series C Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.
     We will mail notice of any redemption of Series C Preferred Stock by first class mail, postage prepaid, addressed to the holders of record of the shares of Series C Preferred Stock to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed or otherwise given as described in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives the notice, and failure duly to give the notice by mail or otherwise, or any defect in the notice or in the mailing or provision of the notice, to any holder of Series C Preferred Stock designated for redemption will not affect the validity of the redemption of any other Series C Preferred Stock. Each notice of redemption will set forth the applicable redemption date, the redemption price, the place where shares of Series C Preferred Stock are to be redeemed, and the number of shares of Series C Preferred Stock to be redeemed (and, if less than all shares of Series C Preferred Stock held by the applicable holder, the number of shares to be redeemed from the holder).
     Shares of Series C Preferred Stock that are redeemed, repurchased or otherwise acquired by us will revert to authorized but unissued shares of our preferred stock.
Liquidation Rights
     In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock will be entitled to receive an amount per share, referred to as the total liquidation amount, equal to the fixed liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of the Series C Preferred Stock will be entitled to receive the total liquidation amount out of our assets that are available for distribution to shareholders, after payment or provision for payment of our debts and other liabilities but before any distribution of assets is made to holders of our common stock or any other shares ranking, as to that distribution, junior to the Series C Preferred Stock.

     If our assets are not sufficient to pay the total liquidation amount in full to all holders of Series C Preferred Stock and all holders of any shares of outstanding parity stock, the amounts paid to the holders of Series C Preferred Stock and other shares of parity stock will be paid pro rata in accordance with the respective total liquidation amount for those holders. If the total liquidation amount per share of Series C Preferred Stock has been paid in full to all holders of Series C Preferred Stock and other shares of parity stock, the holders of our common stock or any other shares ranking, as to such distribution, junior to the Series C Preferred Stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
     For purposes of the liquidation rights, neither the sale, lease or exchange (for cash, securities or other property) of all or substantially all of our assets, nor the consolidation or merger by us with or into any other corporation or any other entity or by another corporation or any other entity with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.
Voting Rights
     Except as indicated below or otherwise required by law, the holders of Series C Preferred Stock will not have any voting rights.
     Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series C Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of directors then constituting our board of directors will be increased by two. Holders of Series C Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as voting parity stock, voting as a single class, will be entitled to elect the two additional members of our board of directors, referred to as the preferred stock directors, at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause us to violate the corporate governance requirement of the NASDAQ Global Select Market (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors.
     Upon the termination of the right of the holders of Series C Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will immediately cease to be qualified as directors, their term of office shall terminate immediately and the number of authorized directors of Independent will be reduced by the number of preferred stock directors that the holders of Series C Preferred Stock and voting parity stock had been entitled to elect. The holders of a majority of shares of Series C Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, and the holders of a majority of the shares of Series C Preferred Stock and voting parity stock, voting as a class, may fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.
     Other Voting Rights. So long as any shares of Series C Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by our Articles of Organization, the vote or consent of the holders of at least 66 2/3% of the shares of Series C Preferred Stock at the time outstanding, voting separately as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
•	any amendment or alteration of the Certificate of Designations for the Series C Preferred Stock or our Articles of Organization to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series C Preferred Stock with respect to payment of dividends and/or distribution of assets on any liquidation, dissolution or winding up of Independent;

•	any amendment, alteration or repeal of any provision of the Certificate of Designations for the Series C Preferred Stock or our Articles of Organization so as to adversely affect the rights, preferences, privileges or voting powers of the Series C Preferred Stock; or

•	any consummation of a binding share exchange or reclassification involving the Series C Preferred Stock or of a merger or consolidation of Independent with another entity, unless (i) the shares of Series C Preferred Stock remain outstanding following any such transaction or, if Independent is not the surviving entity, are converted into or exchanged for preference securities of the surviving entity or its ultimate parent, and (ii) such remaining outstanding shares of Series C Preferred Stock or preference securities have rights, preferences, privileges and voting powers, and limitations and restrictions thereof, that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series C Preferred Stock, taken as a whole.
     Holders of shares of Series C Preferred Stock will be entitled to one vote for each such share on any matter on which holders of shares of Series C Preferred Stock are entitled to vote, including any action by written consent.
     The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series C Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series C Preferred Stock to effect the redemption.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK
     The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Warrant, a copy of which has been filed with the SEC and is also available upon request from us.
Shares of Common Stock Subject to the Warrant
     The Warrant is initially exercisable for 481,664 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $78,158,000, which is equal to 100% of the aggregate liquidation preference of the Series C Preferred Stock, the number of shares of common stock underlying the Warrant then held by the selling securityholders will be reduced by 50%. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”
Exercise of the Warrant
     The initial exercise price applicable to the Warrant is $24.34 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before January 9, 2019 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by Independent of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading "—Adjustments to the Warrant.”
     Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last trading day preceding the date of exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the Warrant with the NASDAQ Global Select Market.
Rights as a Shareholder
     The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised.
Transferability
     The initial selling securityholder may not transfer a portion of the Warrant with respect to more than 50% of shares of common stock until the earlier of the date on which Independent has received aggregate gross proceeds from a qualified equity offering of at least $78,158,000 and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable.
Adjustments to the Warrant
     Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

     Anti-dilution Adjustment. Until the earlier of January 9, 2012 and the date on which the initial selling securityholder no longer holds the Warrant or any portion of the Warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) without consideration or for less than 90% of the market price of the common stock on the last trading day prior to the date of the agreement on pricing such shares, then the number of shares of common stock into which the Warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:
•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•	in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder on a basis consistent with capital-raising transactions by comparable financial institutions; and

•	in connection with the exercise of preemptive rights on terms existing as of January 9, 2009.
     Other Distributions. If we declare any dividends or distributions other than our historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such distribution.
     Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.
     Business Combinations. In the event of a merger, consolidation or similar transaction involving Independent and requiring stockholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant shall be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.

SELLING SECURITYHOLDERS
     On January 9, 2009, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:
•	78,158 shares of Series C Preferred Stock, representing beneficial ownership of 100% of the shares of Series C Preferred Stock outstanding on the date of this prospectus;

•	a Warrant to purchase 481,664 shares of our common stock; and

•	481,664 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 2.96% of our common stock as of December 31, 2008.
     For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.
     Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.
     We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.
     Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.
     Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

PLAN OF DISTRIBUTION
     The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.
     The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:
•	on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.
     In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.
     In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the Warrant and deliver common stock to close out short positions, or loan or pledge the Series C Preferred Stock or the common stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.
     The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.
     In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.
     In offering the securities covered by this prospectus supplement, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.
     In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus supplement available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Select Market pursuant to Rule 153 under the Securities Act.
     At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
     We do not intend to apply for listing of the Series C Preferred Stock on any securities exchange or for inclusion of the Series C Preferred Stock in any automated quotation system unless requested by the initial selling securityholder. No assurance can be given as to the liquidity of the trading market, if any, for the Series C Preferred Stock.
     We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus supplement.
Transfer Agent
     The transfer agent and registrar for our common stock is:
Computershare, Inc.
250 Royall Street
Canton, Massachusetts 02021
(781) 575-4179
LEGAL MATTERS
     The validity of the Series C Preferred Stock, the Warrant and the common stock offered hereby will be passed upon for us by Hogan & Hartson LLP.
EXPERTS
     The consolidated financial statements of Independent as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included in Independent’s Annual Report on Form 10-K for the year ended December 31, 2007, have been incorporated herein by reference on reliance on the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table sets forth the various expenses in connection with the registration of the securities offered hereby. Independent Bank Corp. will bear all of these expenses, including those of the selling securityholders (other than any underwriting discounts or commissions or any agent commissions). All amounts are estimated except for the SEC registration fee:

Item	Amount
SEC registration fee	$3,533
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Printing fees	3,000
Miscellaneous	—

Total	$36,533

Item 15. Indemnification of Directors and Officers
     Independent is a Massachusetts corporation. Massachusetts General Laws Chapter 156D, Part 8, Subdivision E, provides that a corporation may, subject to certain limitations, indemnify its directors, officers, employees and other agents, and individuals serving with respect to any employee benefit plan, and must, in certain cases, indemnify a director or officer for his reasonable costs if he is wholly successful in his defense in a proceeding to which he was a party because he was a director or officer of the corporation. In certain circumstances, a court may order a corporation to indemnify its officers or directors or advance their expenses. Chapter 156D, Section 8.58 allows a corporation to limit or expand its obligation to indemnify its directors, officers, employees and agents in the corporation’s articles of organization, a bylaw adopted by the shareholders, or a contract adopted by its board of directors or shareholders.
     Both Chapter 156D, Section 8.57 and Independent’s Articles of Organization provide that the corporation may purchase and maintain insurance against liability incurred by an officer or director in his capacity as officer or director or while serving at Independent’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, or arising out of his status as such. Independent currently maintains directors’ and officers’ liability insurance, which insures the officers and directors of Independent from any claim arising out of an alleged wrongful act by such person in their respective capacities as officers and directors of Independent.
     Under Independent’s Articles of Organization and its Bylaws, Independent may not indemnify a director or officer unless ordered to do so by a court if his or her conduct: (a) was a breach of the director’s or officer’s duty of loyalty to Independent or its shareholders, (b) was not in good faith or involved intentional misconduct or a knowing violation of law, (c) resulted in an improper distribution under Section 6.40 of Chapter 156D of the Massachusetts General Laws, (d) was conduct from which the director or officer derived an improper personal benefit, or (e) was at least not opposed to the best interests of Independent, if the conduct was with respect to an employee benefit plan, for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan.
     The determination of whether the relevant standard of conduct has been met shall be made: (a) if there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (b) by special legal counsel selected by a majority vote of all the disinterested directors or by a majority of the members of a committee of two or more disinterested directors appointed by vote; (c) if there are fewer than two disinterested directors, selected by the board of directors, in which selection directors who do not qualify as disinterested directors may participate; or (d) by the shareholders (but shares owned by or voted under the control of a disinterested director may not be voted on the determination).

          Independent is not obligated under its Articles of Organization to indemnify or advance expenses to a director or officer of a predecessor of Independent, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.
          Independent’s Articles of Organization provide that no amendment or repeal of the indemnification provision of its Bylaws or of the relevant provisions of Chapter 156D shall affect or diminish the rights of any indemnified person to indemnification with respect to any action or proceeding arising out of or relating to any actions occurring prior to the final adoption of the amendment or repeal. Independent’s Articles of Organization provide that no amendment or repeal of the provision limiting the liability of directors shall adversely affect the rights and protections afforded to directors of Independent for acts or omissions occurring prior to the amendment or repeal. The Articles of Organization also provide that if the Massachusetts Business Corporation Act is subsequently amended to increase the scope of permitted indemnification, indemnification under the Articles of Organization shall be provided to the full extent permitted or required by the amendment.
Item 16. Exhibits
     The following Exhibits are filed herewith or incorporated herein by reference:

3.1	Restated Articles of Organization (incorporated by reference to Exhibit 99.1 to Independent’s Current Report on Form 8-K filed on May 18, 2005).

3.2	Certificate of Designations for the Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to Independent’s Current Report on Form 8-K filed on January 12, 2009).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 99.2 to Independent’s Current Report on Form 8-K filed on May 18, 2005).

4.1	Warrant, dated January 9, 2009, to purchase shares of Common Stock of Independent (incorporated by reference to Exhibit 4.2 to Independent’s Current Report on Form 8-K filed on January 12, 2009).

5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities registered hereby.

10.1	Letter Agreement, dated January 9, 2009, between Independent and the United States Department of the Treasury, and the Securities Purchase Agreement – Standard Terms attached thereto (incorporated by reference to Exhibit 10.1 to Independent’s Current Report on Form 8-K filed on January 12, 2009).

12.1	Statement of Ratios of Earnings to Fixed Charges.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).
Item 17. Undertakings
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
     Provided, however, That:
     (1) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the last quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockland, Commonwealth of Massachusetts, on this 6th day of February, 2009.

INDEPENDENT BANK CORP.
By:	/s/ Edward H. Seksay, Esq.
Edward H. Seksay, Esq.
General Counsel

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Edward H. Seksay, Esq. and Denis K. Sheahan his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of February 6, 2009 by the following persons in the capacities indicated.

Signature	Title

/s/ Christopher Oddleifson Christopher Oddleifson	President, Chief Executive Officer and Director
/s/ Denis K. Sheahan Denis K. Sheahan	Chief Financial Officer and Treasurer
/s/ Richard S. Anderson Richard S. Anderson	Director
/s/ Benjamin A. Gilmore, II Benjamin A. Gilmore, II	Director
/s/ Kevin J. Jones Kevin J. Jones	Director

Signature	Title
/s/ Donna A. Lopolito Donna A. Lopolito	Director
/s/ Eileen C. Miskell Eileen C. Miskell	Director
/s/ Carl Ribeiro Carl Ribeiro	Director
/s/ Richard Sgarzi Richard Sgarzi	Director
/s/ John H. Spurr, Jr. John H. Spurr, Jr.	Director
/s/ Robert D. Sullivan Robert D. Sullivan	Director
/s/ Brian S. Tedeschi Brian S. Tedeschi	Director
/s/ Thomas J. Teuten Thomas J. Teuten	Director

INDEX TO EXHIBITS

3.1	Restated Articles of Organization (incorporated by reference to Exhibit 99.1 to Independent’s Current Report on Form 8-K filed on May 18, 2005).

3.2	Certificate of Designations for the Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to Independent’s Current Report on Form 8-K filed on January 12, 2009).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 99.2 to Independent’s Current Report on Form 8-K filed on May 18, 2005).

4.1	Warrant, dated January 9, 2009, to purchase shares of Common Stock of Independent (incorporated by reference to Exhibit 4.2 to Independent’s Current Report on Form 8-K filed on January 12, 2009).

5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities registered hereby.

10.1	Letter Agreement, dated January 9, 2009, between Independent and the United States Department of the Treasury, and the Securities Purchase Agreement – Standard Terms attached thereto (incorporated by reference to Exhibit 10.1 to Independent’s Current Report on Form 8-K filed on January 12, 2009).

12.1	Statement of Ratios of Earnings to Fixed Charges.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, an independent registered public accounting firm.

24.1	Power of Attorney (included in the signature page to this Registration Statement).